Exhibit 99.1

News

Contacts:
Media:
Sheryl Williams
610.738.6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For immediate release

Cephalon’s New Product Launches Pace Record 2008 Sales

Company Exceeds Sales and Earnings Guidance

Company Reiterates 2009 Earnings Guidance and

Introduces Q1 2009 Guidance

Frazer, Pa. — February 12, 2009 — Cephalon, Inc. (Nasdaq: CEPH) today reported 2008 sales of $1.943 billion, compared to sales of $1.727 billion for 2007, exceeding the company’s previously issued guidance.  Basic income per common share for the full year 2008 was $3.27.  Excluding amortization expense and certain other items, basic adjusted income per common share for the full year was $5.39, compared to $4.60 for 2007 and exceeds the high end of the company’s earnings guidance range of $5.20 to $5.30.

Central nervous system (CNS) franchise sales for 2008 increased 15 percent compared to 2007 to $1.049 billion.  Pain franchise sales declined to $501.2 million from $512.6 million in 2007 due primarily to generic competition for ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) sales continued to ramp up with an increase of 28 percent over the third quarter of 2008.  Oncology sales were $185.6 million, an increase of 100 percent over 2007 driven by the launch of TREANDA® (bendamustine hydrochloride) for Injection.  Sales of other products were $207.6 million compared to $212.4 million for 2007.

“The growth of AMRIX and the launch of TREANDA helped 2008 sales achieve a new record for the company,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “As pleased as I am with our performance in 2008, I am even more excited about our new opportunities in the

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200  Fax (610) 344-0065

field of inflammatory diseases.  Recently we announced a number of deals including the worldwide license for the drug candidate LUPUZORTM, for the treatment of systemic lupus erythematosus and the option to acquire Ception Therapeutics including its drug candidate reslizumab for eosinophilic esophagitis.  Our ability to move quickly when opportunities present themselves coupled with our internal pipeline positions Cephalon favorably for future growth.”

The company is reiterating its guidance for 2009 total sales of $2.175 — $2.225 billion, adjusted net income of $452 — $459 million and its basic adjusted income per common share guidance of $6.50 — $6.60.

Cephalon is introducing first quarter 2009 sales guidance of $510 — $530 million, adjusted net income guidance of $89.7 — $96.6 million and basic adjusted income per common share guidance of $1.30 — $1.40.

Basic adjusted income per common share guidance for both the first quarter 2009 and full-year 2009 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s fourth quarter and full year 2008 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST on Thursday, February 12, 2009.  To participate in the conference call, dial +1-913-661-9178 and refer to conference code number 9540364. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in three core therapeutic areas: central nervous system, pain, and oncology.  A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe.  U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: AMRIX, TREANDA, FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), NUVIGIL® (armodafinil) Tablets [C-IV] and ACTIQ. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

***

2

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding our opportunities in the field of inflammatory disease, current or potential  drivers for our future growth, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008(a), (b)	As adjusted 2007(b)	2008(a), (b)	As adjusted 2007(b)
REVENUES:
Sales	$534,861	$439,497	$1,943,464	$1,727,299
Other revenues	5,277	10,474	31,090	45,339
	540,138	449,971	1,974,554	1,772,638
COSTS AND EXPENSES:
Cost of sales	99,523	93,721	412,234	345,691
Research and development	112,039	95,037	362,208	369,115
Selling, general and administrative	209,041	207,837	840,873	735,799
Settlement reserve	—	—	7,450	425,000
Restructuring charge	1,442	—	8,415	—
Impairment charge	99,719	—	99,719	—
Acquired in-process research and development	31,955	—	41,955	—
Loss on sale of equipment	17,178	—	17,178	1,022
	570,897	396,595	1,790,032	1,876,627

INCOME (LOSS) FROM OPERATIONS	(30,759)	53,376	184,522	(103,989)

OTHER INCOME (EXPENSE):
Interest income	1,386	9,331	16,901	32,816
Interest expense	(2,796)	(4,561)	(28,493)	(19,833)
Gain on extinguishment of debt	—	—	—	5,319
Gain on sale of investment	—	—	—	5,791
Other income (expense), net	6,392	2,884	7,880	7,653
	4,982	7,654	(3,712)	31,746

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(25,777)	61,030	180,810	(72,243)

INCOME TAX EXPENSE (BENEFIT)	(16,290)	19,269	(20,665)	121,882

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(9,487)	41,761	201,475	(194,125)

NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	21,073	—	21,073	—

NET INCOME (LOSS)	$11,586	$41,761	$222,548	$(194,125)

BASIC INCOME (LOSS) PER COMMON SHARE	$0.17	$0.62	$3.27	$(2.91)

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.15	$0.53	$2.92	$(2.91)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,505	67,187	68,018	66,597

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	77,823	78,734	76,097	66,597

(a)  We have included the operating results for Acusphere in our consolidated statements of operations beginning on November 3, 2008 because Acusphere is considered a variable interest entity to which we are the primary beneficiary.  However, we do not have an equity interest in Acusphere and, therefore, we have allocated the losses attributable to the minority interest in Acusphere to minority interest.  For 2008, the losses allocated to the minority interest have been limited to the value of the minority interest recorded as of November 3, 2008 but will not be limited starting January 1, 2009.  For the year ended December 31, 2008, a total of $21.1 million of net losses were allocated to the minority interest and $11.7 million of net losses exceeded the minority interest value.

(b)  Effective October 1, 2008, we changed our method of accounting for inventories previously valued using the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method and adjusted our results for all of the periods presented.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2008		As adjusted 2007*

GAAP NET INCOME	$11,586		$41,761

Cost of sales adjustments	27,804	(1)	26,306	(1)
Research and development adjustments	255	(2)	2,000	(2)
Selling, general and administrative adjustments	13,215	(3)	11,191	(3)
Restructuring charges	1,442	(4)	—
Acquired in-process research and development	31,955	(5)	—
Impairment charges	99,719	(6)	—
Minority interest	(14,567	)(7)	—
Loss on sale of equipment	17,178	(8)	—
Income taxes	(74,918	)(9)	(18,149	)(9)
	102,083		21,348

ADJUSTED NET INCOME	$113,669		$63,109

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.66		$0.94

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.46		$0.80

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,505		67,187

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	77,823		78,734

* As adjusted for the retrospective application of a change in accounting method for inventory from LIFO to FIFO.

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($23.7 million in 2008; $26.3 million in 2007), accelerated depreciation related to the CIMA LABS restructuring ($1.6 million in 2008), and accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($2.5 million in 2008).

(2)

To exclude charges related to payments for research and development collaborations ($2.0 million in 2007) and accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($0.2 million in 2008).

(3)

To exclude charges related to certain employee severance costs ($7.2 million in 2007), charges related to the termination payments due to Takeda Pharmaceuticals North America, Inc. ($1.0 million in 2008), charges related to the termination payment due to Alkermes ($11.0 million in 2008) and related severance ($1.2 million in 2008), and a significant one-time charitable contribution ($4.0 million in 2007).

(4)	To exclude costs related to the CIMA LABS restructuring announced in January 2008.

(5)	To exclude charges related to the acquisition of licensed technology from Acusphere ($17.0 million) and license rights to LUPUZOR from ImmuPharma PLC ($15.0 million).

(6)	To exclude the impairment of the VIVITROL intangible assets ($90.4 million) and charges related to the impairment of Acusphere fixed assets ($9.3 million).

(7)

To exclude the portion of non-cash charges related to our agreement with Acusphere that are reflected in adjustments (5) and (6) above but do not affect net income because they are attributed to minority interests.

(8)	To exclude the loss on sale of equipment related to the VIVITROL termination.

(9)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(In thousands, except per share data)

(Unaudited)

	Year Ended
	December 31
	2008		As adjusted 2007*

GAAP NET INCOME (LOSS)	$222,548		$(194,125)

Cost of sales adjustments	139,153	(1)	90,542	(1)
Research and development adjustments	8,268	(2)	43,500	(2)
Selling, general and administrative adjustments	43,339	(3)	11,191	(3)
Settlement reserve	7,450	(4)	425,000	(4)
Gain on sale of investment	—	(5)	(5,791	)(5)
Gain on extinguishment of debt	—	(6)	(5,319	)(6)
Interest expense adjustment	11,250	(7)	—
Restructuring expense	8,415	(8)	—
Acquired in-process research and development	41,955	(9)	—
Impairment charge	99,719	(10)	—
Minority interest	(14,567	)(11)	—
Loss on sale of equipment	17,178	(12)	—
Income taxes	(218,080	)(13)	(58,608	)(13)
	144,080		500,515

ADJUSTED NET INCOME	$366,628		$306,390

BASIC ADJUSTED INCOME PER COMMON SHARE	$5.39		$4.60

DILUTED ADJUSTED INCOME PER COMMON SHARE	$4.82		$3.89

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,018		66,597

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	76,097		78,684

* As adjusted for the retrospective application of a change in accounting method for inventory from LIFO to FIFO.

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($100.7 million in 2008; $90.5 million in 2007), accelerated depreciation related to the CIMA LABS restructuring ($7.0 million in 2008), accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($5.4 million in 2008), and the write-off of purchase commitments in excess of estimated requirements ($26.0 million in 2008).

(2)

To exclude charges related to payments for research and development collaborations ($6.0 million in 2008; $28.5 million in 2007), other charges related to employee severance costs ($1.8 million in 2008), and accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($0.5 million in 2008). In 2007, we also excluded the recognition of a milestone ($15.0 million) related to the FDA’s acceptance of our NDA filing for TREANDA.

(3)

To exclude charges related to certain employee severance costs ($3.0 million in 2008; $7.2 million in 2007), charges related to the termination payments due to Takeda Pharmaceuticals North America, Inc. ($28.2 million in 2008), charges related to the termination payment due to Alkermes ($11.0 million in 2008) and related severance ($1.2 million in 2008), and a significant one-time charitable contribution ($4.0 million in 2007).

(4)

In 2008, to exclude charges related to the settlement of investigations by the Offices of the Attorney General of Connecticut and Massachusetts and relator attorney fees. In 2007, to exclude the reserve related to the terms of the agreement in principle reached with the U.S. Attorney’s Office.

(5)	To exclude the pre-tax gain related to the sale of certain investments.

(6)	To exclude the forgiveness of a mortgage loan by the Pennsylvania Industrial Development Board.

(7)	To exclude the accrued interest related to the settlement reached with the U.S. Attorney’s Office.

(8)	To exclude costs related to the CIMA LABS restructuring announced in January 2008.

(9)	To exclude charges related to the acquisition of licensed technology from Acusphere ($27.0 million) and license rights to LUPUZOR from ImmuPharma PLC ($15.0 million).

(10)	To exclude the impairment of the VIVITROL intangible assets ($90.4 million) and charges related to the impairment of Acusphere fixed assets ($9.3 million) .

(11)

To exclude the portion of non-cash charges related to our agreement with Acusphere that are reflected in adjustments (9) and (10) above but do not affect net income because they are attributed to minority interests.

(12)	To exclude the loss on sale of equipment related to the VIVITROL termination.

(13)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances, the settlement of the investigations by the U.S. Attorney's Office and other changes in tax assets and liabilities. The 2008 amount includes $82.3 million of tax benefits for the settlement with the U.S. Attorney's Office, for which the related expense was recorded in 2007.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	December 31						Increase
	2008			2007			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$266,209	$15,004	$281,213	$208,245	$11,237	$219,482	28	34	28
GABITRIL	14,827	1,587	16,414	10,828	400	11,228	37	297	46
CNS	281,036	16,591	297,627	219,073	11,637	230,710	28	43	29

ACTIQ	26,020	12,807	38,827	42,310	12,027	54,337	(39)	6	(29)
Generic OTFC	19,915	—	19,915	31,471	—	31,471	(37)	—	(37)
FENTORA	38,609	—	38,609	33,912	—	33,912	14	—	14
AMRIX	26,242	—	26,242	8,401	—	8,401	212	—	212
Pain	110,786	12,807	123,593	116,094	12,027	128,121	(5)	6	(4)

TREANDA	36,200	—	36,200	—	—	—	—	—	—
Other Oncology	4,307	21,082	25,389	3,517	19,671	23,188	22	7	9
Oncology	40,507	21,082	61,589	3,517	19,671	23,188	1052	7	166

Other	11,672	40,380	52,052	11,879	45,599	57,478	(2)	(11)	(9)

	$444,001	$90,860	$534,861	$350,563	$88,934	$439,497	27	2	22

	Year Ended						%
	December 31						Increase
	2008			2007			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$924,986	$63,432	$988,418	$801,639	$50,408	$852,047	15	26	16
GABITRIL	52,441	8,256	60,697	50,642	6,668	57,310	4	24	6
CNS	977,427	71,688	1,049,115	852,281	57,076	909,357	15	26	15

ACTIQ	122,980	53,541	176,521	199,407	40,665	240,072	(38)	32	(26)
Generic OTFC	95,760	—	95,760	129,033	—	129,033	(26)	—	(26)
FENTORA	155,246	—	155,246	135,136	—	135,136	15	—	15
AMRIX	73,641	—	73,641	8,401	—	8,401	777	—	777
Pain	447,627	53,541	501,168	471,977	40,665	512,642	(5)	32	(2)

TREANDA	75,132	—	75,132	—	—	—	—	—	—
Other Oncology	18,566	91,919	110,485	16,561	76,316	92,877	12	20	19
Oncology	93,698	91,919	185,617	16,561	76,316	92,877	466	20	100

Other	49,667	157,897	207,564	52,702	159,721	212,423	(6)	(1)	(2)

	$1,568,419	$375,045	$1,943,464	$1,393,521	$333,778	$1,727,299	13	12	13

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

		As adjusted
	December 31,	December 31,
	2008	2007*
CURRENT ASSETS:
Cash and cash equivalents	$524,459	$818,669
Investments	—	7,596
Receivables, net	409,580	276,776
Inventory, net	117,297	98,996
Deferred tax assets, net	224,066	182,268
Other current assets	54,120	43,267
Total current assets	1,329,522	1,427,572

PROPERTY AND EQUIPMENT, net	467,449	500,396
GOODWILL	445,332	476,515
INTANGIBLE ASSETS, net	607,332	817,828
DEFERRED TAX ASSETS, net	142,775	141,752
OTHER ASSETS	176,778	132,463
	$3,169,188	$3,496,526

CURRENT LIABILITIES:
Current portion of long-term debt	$1,030,021	$1,237,169
Accounts payable	87,079	91,437
Accrued expenses	304,415	677,184
Total current liabilities	1,421,515	2,005,790

LONG-TERM DEBT	3,692	3,788
DEFERRED TAX LIABILITIES, net	77,932	56,540
OTHER LIABILITIES	163,123	138,084
Total liabilities	1,666,262	2,204,202

MINORITY INTEREST	—	—

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	717	700
Additional paid-in capital	2,071,607	1,934,965
Treasury stock, at cost	(201,705)	(158,173)
Accumulated deficit	(411,323)	(633,871)
Accumulated other comprehensive income	43,630	148,703
Total stockholders’ equity	1,502,926	1,292,324
	$3,169,188	$3,496,526

* As adjusted for the retrospective application of a change in accounting method for inventory from LIFO to FIFO.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2008	As adjusted 2007*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$222,548	$(194,125)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax benefit	(50,889)	(2,361)
Shortfall tax benefits from stock-based compensation	(511)	(360)
Depreciation and amortization	172,457	141,358
Stock-based compensation expense	43,975	46,695
Gain on forgiveness of debt	—	(5,319)
Gain on sale of investment	—	(5,791)
Loss on sales of property and equipment	17,178	1,022
Impairment charges	99,719	—
Acquired in-process research and development	16,955	—
Minority interest in variable interest entity	(21,073)	—
Changes in operating assets and liabilities:
Receivables	(144,975)	(601)
Inventory	(37,397)	(2,328)
Other assets	11,792	(54,838)
Accounts payable and accrued expenses	(376,232)	385,463
Other liabilities	44,576	76,041

Net cash provided by (used for) operating activities	(1,877)	384,856

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(75,871)	(96,867)
Proceeds from sale of property and equipment	16,000	—
Investment in third party	(31,692)	—
Cash balance from consolidation of variable interest entity	1,654	—
Acquisition of intangible assets	(25,825)	(107,246)
Proceeds from sale of investment	—	12,291
Sales and maturities of available-for-sale investments	7,596	99,131
Purchases of available-for-sale investments	—	(80,255)

Net cash used for investing activities	(108,138)	(172,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	43,962	93,900
Windfall tax benefits from stock-based compensation	7,834	13,993
Acquisition of treasury stock	(6,947)	(7,105)
Payments on and retirements of long-term debt	(217,743)	(3,853)

Net cash (used for) provided by financing activities	(172,894)	96,935

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(11,301)	13,312

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(294,210)	322,157

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	818,669	496,512

CASH AND CASH EQUIVALENTS, END OF PERIOD	$524,459	$818,669

* As adjusted for the retrospective application of a change in accounting method for inventory from LIFO to FIFO.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	March 31, 2009			December 31, 2009

Projected GAAP basic income per common share	$0.93	—	$1.03	$5.02	—	$5.12

Amortization of current intangibles	$0.31	—	$0.31	$1.23	—	$1.23
Accelerated depreciation adjustment- CIMA	$0.02	—	$0.02	$0.09	—	$0.09
Accelerated depreciation adjustment- Mitry-Mory	$0.06	—	$0.06	$0.22	—	$0.22
Restructuring adjustments	$0.02	—	$0.02	$0.07	—	$0.07
Interest expense adjustment for APB 14-1	$0.16	—	$0.16	$0.67	—	$0.67

Tax effect of pre-tax adjustments at the applicable tax rates	$(0.20)	—	$(0.20)	$(0.80)	—	$(0.80)

Basic adjusted income per common share guidance	$1.30	—	$1.40	$6.50	—	$6.60

The company’s guidance is being issued based on certain assumptions including:

 • Adjusted effective tax rate of approximately  35.0 percent in 2009; and

 • Weighted average number of common shares outstanding of 69.0 and 69.5 million shares for the three months ended March 31, 2009 and the twelve months ended December 31, 2009, respectively.